EXHIBIT 99.2

CONTACT:

GoAmerica, Inc.
Josh Rochlin
SVP, Strategy and Corporate Development
jrochlin@corp.goamerica.net
201-996-1717

                      GOAMERICA UNVEILS STRATEGIC DIRECTION

  New Financing to Enable Broader Efforts in Deaf and Hard of Hearing Markets

HACKENSACK, NJ - December 19, 2003 - GoAmerica, Inc. (NASDAQ: GOAM) today outlined plans for a strategic refocusing to be facilitated by $14.5 million in proposed financing announced earlier today. The new financing, which is subject to certain conditions (including shareholder approval), is intended to enable a strategic expansion of the Company's focus on communications solutions for people who are deaf or hard of hearing.

"The fresh start afforded to GoAmerica should enable us to improve the service for our current customers and to develop and deliver innovative new products and offerings for people who are deaf or hard of hearing," said Dan Luis, CEO of GoAmerica. "I know our shareholders, customers, employees and partners have waited patiently for the day that we'd signal our new direction and it is rewarding to share these plans along with news of a significant pending investment."

Luis continued, "In 2003, we focused on reducing financial constraints associated with debt, maintaining the listing of our common stock on The NASDAQ SmallCap Market and obtaining the commitments of necessary funding for future operations. We will now devote the same energy to improving our business and executing our growth plans. Our strategy, to be facilitated by the anticipated funding, is centered on the pursuit of three priorities, focused on our Wynd Communications subsidiary: 1) growth of its core wireless services business; 2) development and marketing of new communications services, including branded IP and Video Relay services; and 3) streamlined operations to enable superior customer support. This is an exciting moment for GoAmerica as we begin 2004 with renewed strength and enthusiasm."

Growth of Core Wynd Business

 According   to  the  American
Speech-Language Hearing Association (ASHA), there are an estimated 28 million people who are deaf or hard of hearing, in the United States. GoAmerica's subsidiary, Wynd Communications, markets to people who are profoundly deaf, the smallest segment of this population. Management believes there is additional

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growth  potential in this market,  beyond Wynd's  current base of  approximately
14,000 customers, as well as significant opportunity in the hard-of-hearing market. GoAmerica plans to leverage these opportunities by implementing several strategic marketing programs, developing communication technology enhancements and expanding into the broader hard-of-hearing market with new wireless and wireline communications solutions.

"We expect to deliver new benefits to our current customers while further strengthening our position in the market," said Josh Rochlin, SVP of strategy and corporate development. "With a strengthened balance sheet and an aggressive yet realistic strategy, GoAmerica is poised to realize the potential of its core business and pursue exciting opportunities including partnerships, acquisitions and technological innovations."

Development and Marketing of new IP and Video Relay Services

Many consumers who have difficulty hearing or speaking rely on the nation's Telecommunications Relay Service infrastructure that was created as a by-product of the Americans with Disabilities Act in 1990 ("ADA"). Under the ADA, the federal government provides reimbursement to telecommunications companies which offer `functionally equivalent' services to people with hearing or speech disabilities. Internet Protocol Relay (IP Relay) and Video Relay, two enhancements to the Telecommunications Relay Service, have further improved the communication experience for deaf consumers by providing easier, quicker connections and enabling visual communication using sign language. Together, IP and Video relay are quickly changing the way deaf Americans communicate.

"The ubiquity of computing technologies, the expanded adoption of broadband, and the ongoing need of people with hearing loss for accessible communication, have created an opportunity for GoAmerica to enter this market of federally reimbursable services and develop new lines of revenue," said Joe Karp, director of marketing for GoAmerica. "We believe that by enhancing the customer experience for relay services and partnering with carriers seeking to increase usage of their relay platforms, we can position ourselves to tap this new revenue opportunity. We hope to develop the opportunity in this area through a combination of partnerships and organically developed products such as a WyndRelay.com portal and an innovative software client."

Streamlined Operations

GoAmerica operations will be focused on providing high quality, accessible support to its customers. Operational improvements in the areas of customer support, billing and service solutions are expected to further enhance the overall customer experience while streamlining the Company's cost structure. As part of this initiative, GoAmerica recently entered into an outsourcing relationship with Communications Services for the Deaf in Sioux Falls, South Dakota, which now enables support on a 7 X 24 basis. Additionally, the Company

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will be relocating its Wynd Communications  subsidiary from its present location in San Luis Obispo, California to GoAmerica headquarters in Hackensack, New Jersey. This site consolidation is expected to provide better access to the Company's target market as well as provide the benefit of economies of scale and is projected for completion in April 2004.

Status of Go.Web(TM)

GoAmerica previously disclosed that it has suspended divestiture efforts with respect to its Go.Web technology and has developed an operating plan to retain the intellectual property and revenue stream for the Go.Web software while reorganizing the Company's human and financial resources around the new mission.

"We received offers for the Go.Web technology; however, the expected margin contribution associated with maintaining Go.Web exceeds the one-time proceeds we would have garnered through a sale. Our analysis indicated that if we could restructure our creditor obligations while retaining our intellectual property and the associated revenue stream, the Company's intellectual property portfolio and financial position would be stronger," said Josh Rochlin, SVP of strategy and corporate development for GoAmerica.

Financial Information and Revenue Expectations

The following financial information is being made available in conjunction with disclosure obligations associated with the Company's financing activities. Overall, GoAmerica, Inc. expects to post revenues for fiscal 2003 of approximately $12 million, with operating losses and one-time charges associated with restructuring. As a result of the financing, the Company's revenue objective for 2004 is currently $12-13 million, with a goal of quarterly net income profitability by the end of that year. The revenue objective for 2005 is currently $16-18 million, with a goal of net income as a percent of revenues in excess of 10%. The revenue contribution expected from the Company's Go.Web technology is expected to decline from approximately 30% of revenues in 2003 to approximately 14% and 4% in 2004 and 2005, respectively.

As it relates to subscriber metrics, Wynd's historical subscriber acquisition costs have ranged between $110-130, with average monthly revenues per subscriber between $40-44. Historical subscriber gross margin has been approximately 50%. Churn among these subscribers, during the past 12 months, was approximately 2% per month. The Company is continuing to examine its subscriber base in order to improve payment profiles; as a result, overall revenues and subscriber counts may decline through the end of the first quarter of 2004.

About GoAmerica

GoAmerica, Inc.'s aim is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. These technology-based services are delivered through GoAmerica's

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wholly  owned  subsidiaries,  including  Wynd  Communications  Corporation,  the leading provider of wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information, visit www.goamerica.com or contact GoAmerica directly at TTY 800-549-2800, voice 805-781-6000.

The statements contained in this news release that are not based on historical fact -including the statements regarding 2003, 2004 and 2005 revenues and profitability, subscriber metrics, the Company's plans and strategies, market opportunities, anticipated service offerings and other future plans and objectives, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may",
"will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

This press release is not a proxy statement and the Board of Directors of the Company is not soliciting any proxy pursuant to this press release. The Board of Directors presently intends to solicit proxies from the Company's stockholders, by filing a proxy statement with the SEC and delivering the proxy statement to

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the  stockholders.  If the Board of Directors does so, please read it carefully, because it will contain important information about the Company and the matters that the Board will ask the stockholders to consider and act upon. A description of the interests of the members of the Board of Directors in the Company is set forth in the proxy statement filed by the Company in connection with its December 19, 2003 annual meeting of stockholders.

GoAmerica files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from GoAmerica, by contacting Investor Relations, telephone:
201-996-1717, facsimile: 201-996-1772.

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